Exhibit 99.1
State of the Fund
August 7, 2009
Dear Members:
Over the course of the past nine months we have written to you to provide you with regular reports on the state of the IMH Secured Loan Fund (the “Fund”) in relation to the continuing economic turmoil. As you will undoubtedly recall, much of that information focused on our efforts to preserve investor capital and to navigate the Fund safely and securely through the “Great Recession,” a tumultuous period that has disrupted and negatively affected virtually every segment of global and domestic financial markets.
In our most recent communication at the end of May, we summarized the specific ways in which we have been implementing IMH’s overarching strategy, designed to position the Fund favorably in this volatile environment. As we reported then, we seek to capitalize on the Fund’s ability to provide seller financing, to maintain and protect current properties, and most importantly to distribute capital to investors.
We are writing now to brief you about the progress we are making as we continue to implement this strategy. We would like to underscore at the outset that we are sensitive to the financial pressures many Fund members face every day in the wake of the implosion of the world’s financial markets. This awareness drives us to work diligently, day in and day out — not only to protect the value of the Fund but also to resume distributions and return investor capital. We also would like to report on the four primary and near-term objectives that guide IMH’s activities in support of this plan:
1)
Our first objective is to insure that the Fund maintains sufficient cash to cover all construction obligations. Our decision to change the manner in which we send distributions to Fund members, to coincide with future liquidity events, has helped us to meet this objective. Because we have taken this and various other deliberate steps to meet what we now view as manageable and diminishing obligations, we believe that we have addressed effectively any such contingent or unfunded obligations to borrowers from the Fund.

2)
Our second objective is to retain sufficient cash reserves in the Fund to complete improvements to portfolio assets and take appropriate actions to preserve and enhance value. We believe that by implementing a program to finish improvements on select partially-improved assets in the Fund’s portfolio, we will increase their value as well as their future salability. This will require that the Fund maintain sufficient cash reserves for this purpose, as well as to cover various expenses associated with enforcement and property ownership. As liquidity events occur, we will assess what portion of capital proceeds, if any, should be retained by the Fund in order to achieve this objective.

Fund Management

Positioning the portfolio effectively involves numerous responsibilities, including, but not limited to: negotiating with municipalities regarding development plans; extending plat/plan expiration dates; pursuing payments from borrowers; negotiating for additional borrower concessions; restructuring loans when appropriate; enforcing loan documents; foreclosing on properties; pursuing borrower guarantees; appealing assessed real estate values for tax purposes; protecting the Fund’s interests in borrower bankruptcies; pursuing borrower and/or guarantor tax refunds; providing seller financing; selling select properties; reducing expenses associated with real estate owned; monitoring and revising existing construction or improvement budgets; and completing construction projects.

3)
Our third objective is to commence periodic distributions and/or to begin returning investor capital. We would like to reaffirm our commitment to making distributions to members as soon as liquidity events allow. We believe that as the market disorder diminishes and a recovery starts to gain momentum, we will be able to generate appreciable liquidity in the Fund. At that point, and after accounting for the amount of liquidity needed to honor the Fund’s ongoing obligations, we expect to be able to commence distributions and to begin returning investor capital. Our target date is the end of the year.

We want to underscore our caution about this important objective. The Fund’s ability to achieve this goal depends entirely on the Fund’s capitalizing on improving conditions in the real estate market as well as on maintaining adequate capital to position itself to generate sufficient cash from events related to asset disposition.

Portfolio Activity

We provide specific portfolio data and detailed financial information pertaining to the IMH Secured Loan Fund in the Fund’s filings with the Securities and Exchange Commission. In addition to seeing positive movement of real estate inventory in the marketplace, we are pleased to report that, since our last correspondence with you, more activity has occurred in the Fund’s portfolio, including: negotiating the sale of certain foreclosed Real Estate Owned (REO) properties; discussing and/or negotiating the sale of selected loans; working with appropriate brokers to list and sell REO properties, some of which are already listed; pursuing payments from borrowers; negotiating and/or entering into settlement agreements with several guarantors of loans or REO properties (IMH has received judgments against several guarantors); monitoring and/or negotiating with several borrowers who are emerging from bankruptcy; working with municipalities regarding development plans and plat extensions on REO properties (Several of our borrowers are currently in the same or similar negotiations regarding their properties. These negotiations will result in plat extensions ranging from 1 to 6 years.); analyzing and/or appealing property taxes on REO properties for property tax reductions; collecting rent payments from tenants on a substantial REO property.

4)
Our fourth objective is to protect the value of the Fund. Despite the tidal wave of uncertainty and anxiety that has inundated financial and real estate markets, we have remained steadfast in our commitment to not engage in panicked selling. Others have found it necessary to sell assets indiscriminately in hopes of achieving whatever liquidity they can in the current environment. As the recent mark-to-market analysis helped to further illustrate, absent seller desperation, now is not the time to act with such irrationality.

The Fund need not be a forced seller in a market already crowded with distressed assets. Moving precipitously to dispose of Fund assets immediately would not only erode value, it would completely eliminate some of the Fund’s most important strengths and competitive advantages. Yet, while it is universally known that now is not an advantageous time to be a seller, we have been able to strategically sell some assets in this market, including one in which we have provided seller financing. Most importantly, we have not been forced to do so at fire-sale terms.

Despite the ongoing uncertainties of the marketplace, the Fund continues to be reasonably well-positioned to wait for improved market conditions. In the meantime, we are continuing our focus on rigorous analysis of the marketplace, and we will continue to act deliberately and aggressively to protect and preserve each member’s stake in the Fund. We believe that by combining thorough due diligence with strategic positioning and a reasonable amount of patience, the Fund can capitalize on its competitive advantages. Adhering to measured analysis will increase the likelihood of maximizing asset value.

As we have suggested earlier, completing improvements to the portfolio’s assets should also increase the likelihood that IMH can attract purchase candidates. The universe of potential buyers on a finished or improved piece of real estate is almost always greater than that of an incomplete project. Furthermore, given the pervasive lack of lender credit available in the marketplace for “purchase money” transactions, one of IMH’s strongest strategic advantages is its ability to provide seller financing. Accordingly, we believe the Fund is better positioned to attract buyers of portfolio properties than other sellers who may be ill-equipped to provide such financing.

Current Market Conditions — What We Are Seeing
Although we have continually sought to position the Fund favorably, the market has certainly not done the Fund any favors lately. Real estate stabilization and reemergence of lender credit availability will undoubtedly provide a far more preferable playing field than the one on which we are operating today. However, in advance of those positives prevailing, we would like to call your attention to the multiple trends emerging in the marketplace that cause us to be reasonably more encouraged than at any time over the course of the past nine months.

Market Activity and Residential Inventory
We have begun to see a narrowing of the bid and ask price with respect to residential inventory in the Southwest, as well as upward movement on the bids for residential mortgage backed securities. This could be a leading indicator that the supply and demand imbalance is improving, and a positive sign that the market is beginning to view residential real estate as sufficiently beaten down — and perhaps ready for a long-overdue rebound. Already, a greater number of residential properties are now in escrow as compared to last quarter, and we believe corresponding sales activity is thereby also likely to increase. Even though this uptick in volume appears to be fueled largely by distressed transactions such as short sales and foreclosures, residential inventory is finally beginning to clear. So, while these sales are often occurring at extremely discounted levels, we believe such activity might well be viewed as a necessary initial stage of an eventual recovery.
Despite these positive signs, additional complexity arises when taking into consideration larger scale and expansive real estate projects such as those the Fund currently owns or has as collateral on loans. The pool of potential buyers (and lenders to service those buyers) is significantly smaller, as builders and developers are often the likeliest candidates to purchase such projects.
The current market environment, which has seen properties trade below replacement cost, offers little motivation for builders and developers to begin new projects. Minimal incentive exists to build today when finished product is currently selling at less than it would cost the builder to construct the same or similar product. Yet, although construction is not likely to begin again for some time, it is important to note that public homebuilders are slowly reentering the marketplace. We believe many are setting their sights on residential lot inventory, which will become necessary when the time comes for them to once again start building. So, it is encouraging that after an extended period of selling, some public homebuilders are now buying.
While we are encouraged by recent activity, we certainly do not want to understate the nature and the number of the challenges that will continue to unsettle various sectors of financial markets. Unfortunately, while residential real estate might be the first market segment to recover, many forecasts indicate that commercial real estate will continue to fall. It is estimated that banks currently hold in excess of $400 billion in commercial mortgage backed securities that will come due in 2009 and 2010, thereby exerting additional — and substantial — downside pressure on these firms. As institutional pillars such as CIT waver on the brink of insolvency, more banks are likely to fail, especially those constrained by local and regional markets.
Banks — Still Not Lending
In many ways, the Federal government’s Troubled Asset Relief Program (TARP) has allowed participating banks to shore up their balance sheets in the face of requisite write-downs and impairments on portfolio assets, averting what otherwise would have been glaring deficiencies in their tier-one capital. However, this is not to say that TARP has been sufficient to solve all the ills within our nation’s banks. Essentially, TARP has helped banks to plug the holes in their respective ships (their balance sheets), but it has not allowed them to leave the harbor (to resume lending activities).
An additional layer of concern and complexity has surfaced with maturing commercial mortgage backed securities. Many financial institutions are bracing for the anticipated negative impact thereto. As a result, banks — generally speaking — are still not lending with any volume or conviction. This makes it virtually impossible for borrowers with loans maturing today to obtain permanent financing on their projects.
All told, the continued lack of adequate lender credit availability in the marketplace and the general illiquidity in financial markets here and abroad remain serious obstacles on the road to a full economic recovery — as well as liquidity on Fund assets. We believe that we have positioned the Fund well in order to take advantage of any future favorable shifts in the marketplace, but we must continuously — and rigorously — assess events beyond our control in order to achieve desired results. Therefore, we would like to underscore that while we can do our best to anticipate future events and manage proactively, we cannot control the uncertainties and vagaries of external market forces. We cannot make lenders lend, and we cannot make buyers buy.
Portfolio Health — Impact of Defaults and Foreclosures
During this extended period of illiquidity in the marketplace, it is no longer unusual to see loans coming due that do not pay off at maturity. As a result, we have seen numerous defaults and foreclosures in the portfolio, and we can reasonably expect to see more.
As we have discussed in our previous correspondence with you, the number of defaults and foreclosures does not speak at all to — or take into account — the quality of the project or the collateral basis. Rather, the increase in the number results from a complex array of factors, including the inability of banks and other financial institutions to provide permanent financing to

Fund borrowers. We do not mean to suggest that the number of defaults and foreclosures as a measure of performance is not at all important in this still-volatile environment. We do believe, however, that the hallmark of portfolio strength ought not to be gauged solely by such a barometer. As a result, please understand that while performance of loans is still obviously preferred to non-performance (default and foreclosure), perhaps most important is the economic basis underlying all portfolio assets. Furthermore, each foreclosure or repossession of collateral represents a step forward and an important milestone in the loan enforcement process. Once collateral property is owned by the Fund, the Fund controls it, and the Manager is able to make decisions and proceed with actions it deems most beneficial to Fund members.
There is no guarantee that as soon as more favorable market conditions prevail we will be able to dispose of all assets expeditiously and above cost. However, the following facts bode well for the Fund’s overall strength and positioning: unlike banks, the Fund has not relied on leverage and therefore has the ability to provide seller financing; the Fund is more heavily weighted in residential than commercial; the Fund has a concentration in later-vintage loans (2007-2008), and the Fund underwrote using residual analysis — to provide for an attractive initial basis at funding date.
In Closing
While we are pleased to note several encouraging signs that the “Great Recession” might be bottoming out, we remain mindful that “encouraging signs” do not produce the certainty of member distributions and the return of capital. That recognition and understanding continue to motivate every aspect of management’s daily activities. So, too, “Don’t lose the money” is not simply a slogan at IMH. Whether in good times — or in these challenging circumstances — “don’t lose the money” remains the basic operating principle that infuses our work on behalf of Fund investors.
I and the Fund’s management team can assure you that we have not — and will not — lose sight of the financial strains investors are coping with every day. In addition, the majority of our management team stands shoulder-to-shoulder with you, as members in the Fund, and all of us remain resolute in exercising our fiduciary responsibility fully and effectively in order to produce an investor-favorable resolution to the Fund’s challenges. Management has continued to reduce — in a prudent and appropriate manner — its staffing and operating expenses, mindful of sacrificing neither capability nor performance.
Management continues to adhere to the reporting standards of the Securities and Exchange Commission. We act on that obligation to transparency by filing reports with the SEC pertaining to the Fund, its portfolio and other aspects of our business. This form of public accountability and transparency distinguishes the Fund from the vast majority of other alternative investments, which do not report publicly their financial results. We expect to file Form 10-Q with the SEC on or before August 14, 2009, as of and for the period ended June 30, 2009.
We will continue to communicate with you regularly and to provide you with accurate information on the IMH Secured Loan Fund.

My very best,

Shane Albers
CEO and Chairman
The IMH Secured Loan Fund, LLC is a public reporting entity, filing regularly with the SEC. For additional financial and other important information pertaining to the Fund, individuals can visit www.sec.gov and reference CIK #1397403.
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future obligations, future loan performance, business trends and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” “assumes,” “may,” “should,” “will,” “principals,” and “philosophies” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the matters discussed above and in the reports we file with the Securities and Exchange Commission, including those under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” are based upon our current expectations, beliefs, projections and assumptions. Our expectations, beliefs, projections and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that our results of operations will meet the expectations set forth in our forward-looking statements. For a detailed description of cautionary factors that may affect our future results, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q. Further, the forward-looking statements are made only as of the date hereof and we undertake no obligation, and disclaim any duty, to update or revise any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

4